UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2015
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant's telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of Executive Incentive Plan
On December 29, 2015, the independent directors of Dynex Capital, Inc. (the “Company”) approved the Dynex Capital, Inc. Executive Incentive Plan (the “Incentive Plan”), upon the recommendation of the Compensation Committee of the Board of Directors (the “Committee”).
Effective January 1, 2016, the Incentive Plan replaces the Company’s Performance Bonus Program in effect in prior years. The Incentive Plan retains aspects of the Performance Bonus Program that remain relevant to the Company’s compensation philosophy and strategic objectives, and incorporates new features that reflect evolving compensation practices and feedback from shareholders, the Committee’s compensation consultant and influential advisory firms. The Company believes the Incentive Plan will provide improved incentives to the Company’s executive officers to achieve corporate and individual objectives and better align their interests with those of shareholders. In a change from the Performance Bonus Program, the Incentive Plan has both an annual incentive component (with a 1-year performance period) and a separate long-term incentive component (with a 3-year performance period). Payouts under the Incentive Plan are anticipated to comprise both the executive officer’s cash and equity incentive awards in any given year.
Individuals, other than the Executive Chairman, serving as executive officers each year will be eligible to participate in the Incentive Plan (a “Participant”). For 2016, the Participants will include Byron L. Boston, Stephen J. Benedetti and Smriti L. Popenoe, each of whom is a named executive officer.
Each year, a Participant will be granted an incentive opportunity equal to the following percentages of his/her base salary as of January 1 of that year:

	Target Incentive Opportunity	Maximum Incentive Opportunity
CEO	200%	400%
EVP	150%	300%

Each year, the total incentive opportunity will be allocated 80% to the annual incentive component and 20% to the long-term incentive component.
Bonuses under the Incentive Plan will be earned by the Participants based on the achievement of various performance goals for the applicable annual or long-term performance period.
Annual Incentive Component (80%). The annual incentive component will consist of the following performance goals, weighted as follows:

Metric	Weighting (of incentive opportunity)
Return on Equity (ROE)	0% - 40%
Book value per common share	0% - 40%
Corporate/individual objectives	40%

By no later than February 28 each year, the Committee will establish the weightings and the minimum, target and maximum performance targets for the annual incentive component goals, including the corporate and individual objectives and related weightings for each Participant for the 1-year performance period. ROE will be calculated using the Company’s core net operating income per basic common share. The corporate/individual objectives may be different for each Participant and may consist of quantitative or qualitative Company or individual goals, including but not limited to: annual and/or longer-term performance versus a benchmark and/or a select group of peers; general and administrative expense efficiency ratio; attainment of Company strategic objectives; and attainment of personal objectives.
To determine each Participant’s annual incentive bonus earned, after the end of each 1-year performance period, the Committee will determine the level of performance achieved with respect to each of the annual incentive component performance goals. Performance for each goal can range from 0-200% and will be based on quantitative calculations in the case of the ROE and

Book value per common share goals. Performance with respect to the corporate/individual objectives will be determined by the Committee in its good faith discretion in accordance with the criteria previously established. Subject to the Committee’s ability to increase or decrease the bonus amount by up to 10% in its discretion (without exceeding the maximum incentive opportunity), each Participant’s bonus amount for the annual incentive component will be equal to the performance level achieved for the relevant performance goal, multiplied by the relevant weighting for such goal, multiplied by the Participant’s target incentive opportunity percentage, multiplied by the Participant’s applicable base salary amount.
Long-Term Incentive Component (20%). The long-term incentive component will consist of the following performance goal, weighted as follows:

Metric	Weighting (of incentive opportunity)
Total Economic Return (TER)	20%

By no later than February 28 each year, the Committee will establish the minimum, target and maximum performance targets for the TER goal for the long-term performance period, which will generally be 3 years, except during the first 2 transition years of the Incentive Plan where this component will have a 1-year performance period and a 2-year performance period, respectively. TER will be calculated as the sum of (A) the change in the Company’s GAAP book value per common share over the performance period and (B) the cumulative dividends declared by the Company during the performance period, divided by the book value per common share at the beginning of the period and further divided by 3 (or 1 or 2 in the case of the transition performance periods).
To determine each Participant’s long-term incentive bonus earned, after the end of each long-term performance period, the Committee will determine the level of performance achieved with respect to the TER performance goal. Performance can range from 0-200% and will be based on quantitative calculations. Subject to the Committee’s ability to increase or decrease the bonus amount by up to 10% in its discretion (without exceeding the maximum incentive opportunity), each Participant’s bonus amount for the long-term incentive component will be equal to the performance level achieved for the TER performance goal, multiplied by 20%, multiplied by the Participant’s target incentive opportunity percentage, multiplied by the Participant’s applicable base salary amount.
To further align the Participants’ interests with those of shareholders, the bonus amounts determined for the annual incentive component and for the long-term incentive component for any performance period will be paid partly in shares of the Company’s common stock (“Stock”), as follows:

Cash/Stock Allocation
CEO	Cash: 0% - 50% Stock: 50% - 100%
EVP	Cash: 66.67% Stock: 33.33%

The allocation between cash and Stock for the EVP bonus amounts is fixed. A minimum of 50% of each of the CEO’s bonus amounts will be paid in Stock, with the exact allocation determined by the Committee for each bonus payment.
The stock portion of the bonus amount for the annual incentive component will be paid in restricted Stock, vesting in equal 1/3 installments on the 1st, 2nd and 3rd anniversaries of the grant. The stock portion of the bonus amount for the long-term incentive component will be paid in unrestricted Stock. In each case, the Stock will be granted under the Company’s 2009 Stock and Incentive Plan (or its successor).
The cash and stock portions of any annual or long-term incentive bonus earned under the Incentive Plan will be paid on the same date no later than the March 15 following the end of each performance period.
Any bonus amount paid under the Incentive Plan will be subject to clawback in the event repayment is required by applicable law or regulation or stock exchange requirement.
The above summary of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached as Exhibit 10.28 to this Current Report on Form 8-K.

Establishment of Weightings, Targets and Corporate/Individual Objectives for 2016
In early 2016, the Committee will establish the weightings and the minimum, target and maximum performance targets for the annual incentive component goals, including the corporate and individual objectives and related weightings for each executive officer who will be eligible to participate in the Incentive Plan for plan year 2016, and will establish the minimum, target and maximum performance targets for the long-term incentive component TER goal for the performance period of January 1, 2016 - December 31, 2018, as well as for the transition performance periods of January 1, 2016 - December 31, 2016 and January 1, 2016 - December 31, 2017 under the Incentive Plan.
Bonus Awards for 2015 Performance
In connection with adoption of the Incentive Plan, the Committee and the independent directors decided that in determining bonuses to be awarded to the executive officers for 2015 performance, the Committee should not follow the terms of the Performance Bonus Program given the inapplicability of certain provisions of the Performance Bonus Program and the fact that the Company had been working to replace that plan during 2015. Instead, even though the Incentive Plan did not become effective until January 1, 2016, the Committee will evaluate 2015 individual and Company performance using the individual and corporate objectives that the Board approved at the beginning of 2015 as part of the Company’s strategic planning for 2015 and then determine in its discretion appropriate bonus awards, if any, for the executive officers consistent with the spirit of the Incentive Plan.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.28	Dynex Capital, Inc. Executive Incentive Plan (as adopted December 29, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	January 5, 2016	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit No.    Description
10.28        Dynex Capital, Inc. Executive Incentive Plan (as adopted December 29, 2015).